UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2017

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	001-33177	22-1897375
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3499 Route 9N, Suite 3D, Freehold, NJ	07728
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[  ]

Item 1.01. Entry into a Material Definitive Agreement

On June 29, 2017, Monmouth Real Estate Investment Corporation (the “Company”) entered into an At Market Sales Agreement (the “Sales Agreement”) with FBR Capital Markets & Co. (the “Distribution Agent”) under which the Company may offer and sell shares of the Company’s 6.125% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), with a liquidation preference of $25.00 per share, having an aggregate sales price of up to $100,000,000 from time to time through the Distribution Agent, as agent or principal. Sales of the shares of Series C Preferred Stock under the Sales Agreement, if any, will be in “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made directly on or through the New York Stock Exchange (the “NYSE”) or on any other existing trading market for the Series C Preferred Stock or to or through a market maker or any other method permitted by law, including, without limitation, negotiated transactions and block trades. The Distribution Agent is not required to sell any specific number or dollar amount of securities, but will use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Distribution Agent and us.

The Sales Agreement contains customary representations and warranties of the Company and indemnification and contribution provisions under which the Company has agreed to indemnify the Distribution Agent against certain specified liabilities. The Company will pay the Distribution Agent a commission rate of up to 2.0% of the gross sales proceeds from the sale of shares of Series C Preferred Stock sold under the Sales Agreement.

The offering of Series C Preferred Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of Series C Preferred Stock subject to the Sales Agreement or (ii) the termination of the Sales Agreement by the Company or the Distribution Agent in accordance with the terms of the Sales Agreement.

The Series C Preferred Stock offered pursuant to the Sales Agreement is registered with the Securities and Exchange Commission pursuant to the Company’s registration statement on Form S-3 (File No. 333-206187), as same may be amended from time to time, under the Securities Act, and will be sold and issued pursuant to a prospectus supplement, dated June 29, 2017, to the prospectus dated August 20, 2015. The Series C Preferred Stock is listed for trading on the NYSE under the symbol “MNRprC”.

The foregoing summary of the terms of the Sales Agreement is only a brief description of certain terms therein and does not purport to be a complete description of the rights and obligations of the parties thereunder. A copy of the Sales Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. In connection with the filing of the Sales Agreement, the Company is filing as Exhibit 5.1 to this Current Report on Form 8-K the opinion of its counsel Venable LLP.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the issuance and sale of the Series C Preferred Stock pursuant to the Sales Agreement, on June 29, 2017, the Company filed with the State Department of Assessments and Taxation of Maryland Articles Supplementary (the “Series C Articles Supplementary”) to the charter of the Company, classifying and designating 3,550,000 of the authorized but unissued shares of the Company’s common stock, $0.01 par value per share, as additional shares of Series C Preferred Stock. After giving effect to the Series C Articles Supplementary, the Company is authorized to issue 12,400,000 shares of Series C Preferred Stock.

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The foregoing summary of the Series C Articles Supplementary is qualified in its entirety by reference to the Series C Articles Supplementary filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement, dated June 29, 2017, between Monmouth Real Estate Investment Corporation and FBR Capital Markets & Co.

3.1	Articles Supplementary, effective June 29, 2017, designating 3,550,000 additional shares of Series C Preferred Stock.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monmouth Real Estate Investment Corporation

Dated: June 29, 2017	By:	/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial and Accounting Officer

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